Exhibit 23.1

TSR, INC. AND SUBSIDIARIES

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement No. 333-251455 on Form S-8 of TSR, Inc. of our report dated August 23, 2021 on our audits of the consolidated financial statements of TSR, Inc. and Subsidiaries as of May 31, 2021 and 2020, and for each of the years in the two-year period ended May 31, 2021, included in this Annual Report on Form 10-K of TSR, Inc. and Subsidiaries for the year ended May 31, 2021.

/s/ CohnReznick LLP

Jericho, New York

August 23, 2021